EXHIBIT 22.1

NAME OF SUBSIDIARY                          STATE OF INCORPORATION
------------------                          ----------------------
      Metal Fabricators, Inc.(1)                Nevada
          MultiMetals Products Corporation      Delaware
          USR Metals, Inc.                      Pennsylvania
      USR Chemicals, Inc.(1)                    New Jersey
      USR Lighting, Inc.                        New Jersey

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1  Inactive.

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